UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 10, 2005



                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

                                ON BEHALF OF THE

                       GMACM Mortgage Loan Trust 2005-AR3
             (Exact name of registrant as specified in its charter)

            Delaware                     333-117232              41-1955181
  ----------------------------      --------------------     --------------
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)

           8400 Normandale Lake Blvd., Suite 250 Minneapolis, MN 55437
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code (952) 857-7000

                                       N/A
--------------------------------------------------------------------------------
             (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01.     OTHER EVENTS.

        In connection with the proposed offering of the GMACM Mortgage Pass-Through Certificates, Series 2005-AR3 (the "Securities"), Morgan Stanley and Co, Incorporated (the "Underwriter") has prepared the Computational Materials (as defined below) for distribution to potential investors. Although Residential Asset Mortgage Products, Inc. (the "Company") provided the Underwriter with certain information regarding the characteristics of the mortgage loans (the "Mortgage Loans") in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

        For purposes of this Form 8-K, "Computational Materials" shall mean computer generated tables and/or charts displaying, with respect to the
Securities, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials are attached hereto as Exhibit 99.1.

ITEM 9.01(C).  EXHIBITS.

        99.1   Computational Materials.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    RESIDENTIAL ASSET MORTGAGE
                                    PRODUCTS, INC.



                                    By:  /s/ Patricia C. Taylor
                                       Name:   Patricia C. Taylor
                                       Title:  Vice President


Dated:  May 13, 2005

                                  Exhibit Index


Exhibit

99.1           Computational Materials